UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ModusLink Global Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 13, 2014

WE NEED YOUR VOTE NOW!

WE ARE ONLY 2% AWAY FROM ADOPTING AN

ANNUALLY ELECTED BOARD OF DIRECTORS – A

PRACTICE THAT IS WIDELY ENCOURAGED AND

SUPPORTED BY THE INVESTMENT COMMUNITY

Dear Unvoted ModusLink Global Solutions, Inc. Stockholder:

By now you know that we commenced our Annual Meeting on December 18, 2013. At the meeting stockholders voted on and approved the election of Anthony Bergamo to the Board of Directors and an advisory vote on executive compensation. However, the annual meeting was adjourned with respect to the proposal to declassify the Board of Directors (Proposal 2) to allow stockholders additional time to vote.

Approximately 73% of outstanding shares have voted in support of the declassification proposal, compared to 75% required for passage.

Proposal 2 would eliminate the classification of the Board and provide instead for the annual election of Directors. We believe that an annually elected Board of Directors represents good corporate governance and is in the best interests of the Company, our stockholders and our clients. Many Corporate Governance experts, mutual fund managers and business academics agree that an annually elected board services the interests of everyone. Please vote today. We are only 2% away from adopting this widely accepted and encouraged standard.

We encourage all stockholders who have not voted yet to do so promptly to allow the Company to adopt this highly regarded corporate governance practice and to avoid further delay and expense. A duplicate proxy card is enclosed for your use.

Our records indicate that we have not yet received your proxy. Please take a moment to vote today using the enclosed proxy card. You may also vote via phone or internet by following the instructions on the enclosed proxy card. It will only take a minute of your time and help us to avoid additional expense and mailings of proxy materials

The Annual Meeting has now been adjourned until 9:00 am Eastern time on March 11, 2014. Please vote your proxy today. If you need any assistance in voting, please call our proxy solicitor, MacKenzie Partners, Inc., at (212) 929-5500 or toll-free at (800) 322-2885 or via email at proxy@mackenziepartners.com.

Sincerely,

Warren G. Lichtenstein

Chairman of the Board

Vote The Enclosed Proxy Today. If You Have Any Questions Regarding The

Proposal To Declassify The Board Of Directors Or Need Assistance In Voting

Your Shares, Please Contact Our Proxy Solicitor, MacKenzie Partners.

105 Madison Avenue

New York, NY 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll Free: (800) 322-2885

This information is being provided to stockholders in addition to ModusLink’s definitive proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on October 29, 2013. Copies of ModusLink’s definitive proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov or from the Company’s website at www.moduslink.com. Please read the complete proxy statement, the accompanying materials and any additional proxy soliciting materials that ModusLink may file with the SEC carefully before you make a voting decision as they contain important information. Only stockholders who held the Company’s common stock as of the record date of October 21, 2013 are eligible to vote. ModusLink, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders. Detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in ModusLink’s definitive proxy statement.